Exhibit 10.3

Restricted Stock Unit Award Agreement

THIS AGREEMENT (this “Award Agreement”), is made effective as of March 7, 2025 (the “Grant Date”), by and between First Northwest Bancorp, a Washington corporation (the “Company”), and the employee named in Appendix A (the “Participant”). Company and Participant are referred to individually as a “Party” and collectively as the “Parties” herein. Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the First Northwest Bancorp 2020 Equity Incentive Plan (the “Plan”).

WHEREAS, the Compensation Committee of the Company has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant an Award of restricted stock units in the amount specified in Appendix A (each, a “Restricted Stock Unit”), on the terms and conditions set forth in the Plan and this Award Agreement.

2.    Vesting of the Restricted Stock Units.

a.

General. Subject to Section 2(b) hereof and Article 6.5(j) of the Plan, the Restricted Stock Units shall vest on the vesting schedule set forth in Appendix A, independent of the Participant’s continued employment with the Company (“Service”) through each applicable vesting date.

b.

Effect of Change in Control. Except as set forth in Section 2(c), the Restricted Stock Units, to the extent not then vested or forfeited and subject to the Participant’s continued Service on the date the Change in Control is consummated, shall accelerate and become fully vested immediately prior to and contingent upon a Change in Control.

c.

Alternative Awards.  No acceleration of vesting shall occur with respect to any of the Restricted Stock Units if the Board of Directors of the Company (the “Board”) reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Restricted Stock Units shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, is an “Alternative Award”), provided that any Alternative Award must:

i.

give the Participant rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Restricted Stock Units, including, but not limited to, an identical or better exercise and vesting schedule; and

ii.

have terms such that if the Participant’s Service is involuntarily (i.e., by the Company or its successor other than for Cause, as defined in the Employment Agreement) or constructively (i.e., by the Participant with Good Reason, as defined in the Employment Agreement) terminated within one year following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full.

3.	Settlement.

a.	Each Award shall be settled within thirty (30) days following the date in which such Award becomes vested pursuant to Section 2.

b.

Upon settlement of an Award, the Company shall deliver to the Participant or the Participant’s Trustee (as applicable) a number of Shares equal to the aggregate number of Restricted Stock Units that have previously vested and are not yet settled.

c.

The Participant shall have none of the rights of a stockholder of the Company with respect to the Restricted Stock Units unless and until Shares are issued to the Participant in accordance with this Section 3.

4.    Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Restricted Stock Units subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 4 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 4 with respect to any Stock Units which, immediately prior to the record date for that dividend, have either been paid or terminated pursuant to this Agreement. As further described in Section 21, the Participant is responsible for any tax liability created by payment of the Dividend Equivalent Rights described in this Section 4.

5.    Termination of Service; No Forfeiture. Upon the termination of the Participant’s Service for any reason at any time, any and all of the unvested Restricted Stock Units shall continue in full force and effect and not be forfeited without reasonable consideration therefor.

6.    No Right to Continued Service. The granting of the Restricted Stock Units shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

7.    Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

8.    Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign an Award or any portion of an Award except in the event of death and in accordance with Article 6.4(d) of the Plan.

9.    Adjustment of Restricted Stock Units. Adjustments to the Restricted Stock Units (or any Shares underlying the Restricted Stock Units) shall be made in accordance with the terms of the Plan.

10.    Restricted Stock Units Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units are subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

11.    Choice of Law. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Washington, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

12.    Consent to Jurisdiction. The Company and the Participant (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Washington for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that either Party is not subject personally to the jurisdiction of the above-named courts, that either Party’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction.

13.    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT SUCH PARTY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

14.    Securities Laws. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares.  Any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

15.    Notices. Any notice or other communication provided for herein or given hereunder to a Party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered with confirmation of delivery, (b) upon transmission by electronic mail (and no error message is generated), (c) one business day after deposit with Federal Express or similar overnight courier service, or (d) three (3) business days after being mailed by first class mail, return receipt requested. Any notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that the Participant most recently provided to the Company.

16.    Consent to Electronic Delivery.  By accepting this Award, the Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or its Subsidiaries may be required to deliver in connection with the Plan. Electronic delivery of a document may be via e-mail or by reference to a location on a Company intranet site or a designated third-party vendor’s internet site.

17.    Entire Agreement. This Award Agreement (including any applicable provisions of Appendix A, attached hereto), the Plan and the Employment Agreement constitute the entire agreement and understanding among the Parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the Parties, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any of the agreements named in this Section 16 and any restrictive covenants contained in such other agreements in effect on the Grant Date, that obligation that is most restrictive upon the Participant shall control.

18.    Survival of Obligations. Forfeiture or termination of any or all of the Restricted Stock Units or termination of the Participant’s Service shall not affect the Parties’ continuing obligations set forth in this Award Agreement.

19.    Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

20.    Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

21.    Signature in Counterparts; Electronic Signatures. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Award Agreement is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Award Agreement in paper form.  The same use of electronic media may be used for any amendment or waiver of this Award Agreement.

22.    No Guarantees Regarding Tax Treatment. The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the awards contemplated in this Agreement. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock Units or any other awards contemplated herein. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Internal Revenue Service Code (the “Code”) or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

23.    Compliance with Section 409A. The Company intends that the Restricted Stock Units be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Restricted Stock Units. In the event the Restricted Stock Units are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan.

IN WITNESS WHEREOF, the Parties hereto have executed this Award Agreement.

PARTICIPANT

________________________________
Name: Matthew P. Deines

FIRST NORTHWEST BANCORP

________________________________
Cindy H. Finnie, Chair
Board of Directors

APPENDIX A

Participant Name	RSU Award Quantity	Vesting Schedule	Vesting Date
Matthew P. Deines	5,996	1 year	March 7, 2026